Exhibit 99.1

Press Release

Magnolia Oil & Gas Operating LLC Announces Private Offering of $400 Million

Senior Unsecured Notes due 2026

HOUSTON, TX, July 10, 2018 – Magnolia Oil & Gas Operating LLC (“Magnolia Operating”) and Magnolia Oil & Gas Finance Corp. (“Finance Corp.” and, together with Magnolia Operating, the “Issuers”), each a consolidated subsidiary of TPG Pace Energy Holdings Corp. (NYSE: TPGE, TPGE.U, TPGE.WS) (“TPGE,” “Magnolia” or the “Company”), announced today that they have commenced, subject to market conditions and other factors, a private offering of $400.0 million in aggregate principal amount of senior unsecured notes due 2026 to eligible purchasers (the “Notes Offering”). The notes will be guaranteed on a senior unsecured basis by the Company, Magnolia Oil & Gas Parent LLC, Magnolia Oil & Gas Intermediate LLC and certain other domestic subsidiaries that guarantee other indebtedness of the Issuers and the guarantors.

As previously announced, the Company intends, subject to the satisfaction of customary closing conditions, to close its proposed business combination with EnerVest, Ltd.’s South Texas Division (the “business combination”) on July 31, 2018, at which time the Company will change its name to Magnolia Oil & Gas Corporation. The closing of the Notes Offering will be conditioned upon the satisfaction or waiver of all conditions to the closing of the business combination. The Issuers intend to use the net proceeds of the Notes Offering to fund the cash consideration payable in connection with the business combination and any redemptions of the Company’s Class A common stock by the Company’s public stockholders in connection therewith. The Issuers expect to use any remaining net proceeds for general corporate purposes.

The securities to be offered in the Notes Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Issuers plan to offer and sell the securities only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the proposed acquisition discussed herein, TPGE’s ability to consummate the transaction, the benefits of the transaction and Magnolia’s future financial performance following the transaction, as well as Magnolia’s strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, the words “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, TPGE and Magnolia disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. TPGE cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of TPGE, incident to the development, production, gathering and sale of oil, natural gas and natural gas liquids. In addition, TPGE cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) the occurrence of any event, change or other circumstances that could delay the business combination or give rise to the termination of the agreements related thereto; (ii) the outcome of any legal proceedings that may be instituted against TPGE following announcement of the transactions; (iii) the inability to complete the business combination due to the failure to obtain approval of the shareholders of TPGE, or other conditions to closing in the transaction agreement; (iv) the risk that the proposed business combination disrupts TPGE’s current plans and operations as a result of the announcement of the transactions; (v) Magnolia’s ability to realize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of Magnolia to grow and manage growth profitably following the business combination; (vi) costs related to the business combination; (vii) changes in applicable laws or regulations; and (viii) the possibility that Magnolia may be adversely affected by other economic, business, and/or competitive factors. Should one or more of the risks or uncertainties described in this press release, or should underlying assumptions prove incorrect, actual results and plans could different materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in TPGE’s periodic filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the definitive proxy statement filed on July 2, 2018 by TPGE in connection with the contemplated transactions with EnerVest. TPGE’s SEC filings are available publicly on the SEC’s website at www.sec.gov.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Important Information for Investors and Shareholders

In connection with the proposed business combination, TPGE has filed a proxy statement with the SEC. The definitive proxy statement and other relevant documents was sent or made available to the shareholders of TPGE and contains important information about the proposed business combination and related matters. TPGE shareholders and other interested persons are advised to read the proxy statement in connection with TPGE’s solicitation of proxies for the meeting of shareholders to be held to approve the business combination because the proxy statement contains important information about the proposed business combination. The definitive proxy statement was first mailed on or about July 3, 2018 to TPGE shareholders as of June 25, 2018. Shareholders may obtain copies of the proxy statement, without charge, at the SEC’s website at www.sec.gov. In addition, shareholders may obtain free copies of the proxy statement by directing a request to: TPG Pace Energy Holdings Corp., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, email: media@mgyoil.com, Attn: Mike Gehrig. The information contained on, or that may be accessed through, the websites referenced in this press release is not incorporated by reference into, and is not a part of, this press release.

Participants in the Solicitation

TPGE, EnerVest, Ltd. and their respective directors and officers may be deemed participants in the solicitation of proxies of TPGE’s shareholders in connection with the proposed business combination. TPGE shareholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of TPGE in TPGE’s Registration Statement on Form S-1 initially filed with the SEC on April 17, 2017 and in the definitive proxy statement filed on July 2, 2018. Additional information is available in the definitive proxy statement.

About Magnolia

Following completion of the business combination, Magnolia (MGY) will be a publicly traded oil and gas exploration and production company with South Texas operations in the core of the Eagle Ford. Magnolia will focus on generating value for shareholders through steady production growth and free cash flow.

About TPG Pace Energy Holdings

TPG Pace Energy Holdings Corp. is a $650 million special purpose acquisition company formed by TPG Pace Group and Occidental Petroleum veteran Steve Chazen and that went public on the NYSE in May of 2017. TPGE was formed with the intent to build a large scale, focused oil and gas business with a meaningful production base, strong free cash flow and a disciplined financial return philosophy. Following its IPO, TPGE began its search for attractive assets that would fit with Mr. Chazen’s operating approach and succeed as a public company with low leverage.

Contacts

For Magnolia Oil & Gas Corporation

Mike Gehrig

713 627-2223

media@mgyoil.com

For TPG Pace Energy Holdings Corp.

Luke Barrett

415 743-1550

media@tpg.com

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